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                                                                   EXHIBIT 99.2
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                              ALZA CORPORATION
                                SUPPLEMENTAL
                        EMPLOYEE STOCK PURCHASE PLAN

     1.   PURPOSE.  The ALZA Corporation Supplemental Employee Stock Purchase
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Plan (the "Plan") is designed to foster continued cordial employee relations, to
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encourage and assist employees of designated subsidiaries of ALZA Corporation
(the "Company") to acquire stock in the Company, and to help them provide for
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their future financial security.

     2.   SHARES SUBJECT TO PLAN.
          ----------------------

          (a)  Number of Shares:  The Company has reserved for purchase under
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the Plan a total of 3,000,000 shares of its Common Stock (the "Shares") less
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the number of shares issued, from time to time, under the ALZA Corporation
Amended and Restated Employee Stock Purchase Plan (the "Company Plan"). Shares sold under the Plan may be newly or previously issued shares, but all shares issued under the Plan, regardless of source, shall be counted against the foregoing limitation. If at any time the available Shares are oversubscribed, subscriptions shall be reduced proportionately to eliminate the oversubscription. Any funds credited to a member that cannot be applied to the purchase of Shares due to oversubscription shall be promptly refunded to the member.

          (b)  Adjustments:  In the event of any reorganization,
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recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the structure of the capital stock of the Company, the Company may make such adjustment, if any, as it may deem appropriate in the number, kind and subscription price of the securities available for purchase under the Plan and in the maximum number of securities that a member is entitled to purchase.

     3.   ADMINISTRATION OF THE PLAN.  The Plan shall be administered by such
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officers and employees of the Company or other persons (the "Plan Committee") as
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the Board of Directors of the Company (the "Board of Directors") from time to time may select. All costs and expenses incurred in administering the Plan shall be paid by the Company, provided that any taxes applicable to a member's participation in the Plan may be charged to the member by the Company.

          The Plan Committee may make such rules and regulations as it deems necessary to administer the Plan and to interpret the provision of the Plan.
Any determination, decision, or action of the Plan Committee in connection with the construction, interpretation, administration or application of the Plan or any right granted under the Plan shall be final, conclusive and binding upon all persons. No member of the Plan Committee shall be liable for any determination, decision or action made.
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     4.   ELIGIBILITY AND PARTICIPATION.
          -----------------------------

          (a)  Participating Subsidiaries. The Board of Directors may at any
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time designate any subsidiary of the Company as participating in the Plan (a
"Participating Subsidiary").  The names of all Participating Subsidiaries shall
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be shown on Exhibit A to the Plan, which shall be amended from time to time to reflect additions and deletions of Participating Subsidiaries; failure to show a Participating Subsidiary on Exhibit A shall not, however, prevent otherwise eligible employees of that Subsidiary from participating in the Plan.

          (b)  Eligible Employees.  Except as provided below or as determined
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by the Plan Committee, any employee who is customarily employed by a
Participating Subsidiary for 20 hours per week or more and five months or more in any calendar year (except any employee who would own, directly or indirectly, five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries immediately after Shares are purchased under the Plan) shall be eligible to become a member of and to participate in the Plan beginning on the first Enrollment Date following his or her employment with the Participating Subsidiary.
Exceptions:  Notwithstanding the foregoing, an otherwise eligible employee may
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not participate in the Plan if (i) participation is prohibited by the laws of the employee's nation of residence or employment (whether or not such prohibition could be avoided by registration or other voluntary act of the Company or the Participating Subsidiary) or (ii) the employee is a member of the Company Plan.

          (c)  Employee Defined.  For purposes of the Plan, except as otherwise
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determined by the Plan Committee, "employee" shall mean any individual who is treated as an employee by a Participating Subsidiary for payroll purposes.

     5.   PARTICIPATION.
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          (a)  Enrollment:  Any eligible employee may enroll or re-enroll in
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the Plan as of any February 1, or August 1 (or if either such date is not a trading date, as of the trading date immediately following such date) (each an "Enrollment Date") for a period of 24 months (an "Offering Period") commencing
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on the applicable Enrollment Date and ending on the fourth Purchase Date following the applicable Enrollment Date. In order to enroll, an eligible employee must deliver to the Company a completed and signed "Supplemental Employee Stock Purchase Plan Subscription Agreement" indicating the employee's acceptance of the Plan and agreement to participate in the Plan. Forms must be received by the Company no later than an Enrollment Date and shall be effective as of such Enrollment Date. Participation in the Plan is entirely voluntary. In the event that the Company fails to offer enrollment in the Plan to every person who is entitled to participate therein, such action (or inaction) shall not affect the enrollment, or eligibility to enroll or re-enroll, of any other eligible employee.

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          (b)  Re-enrollment upon Expiration of Offering Period:  At the end
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of a member's then-current Offering Period, the member automatically shall be enrolled in the next succeeding Offering Period (a "Re-enrollment") unless, in a
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manner and at a time specified by the Company, but in no event later than the day before the first day of such succeeding Offering Period, the member notifies the Company in writing of the member's desire not to be so enrolled. Re-enrollment shall be at the same percentage of contributions as the member's prior participation unless the member by timely written notice changes the percentage of contribution. No member shall be automatically re-enrolled whose participation terminates by operation of Section 9 or who, during the preceding Offering Period, has reduced his or her percentage of contribution to 0% or has notified the Company in writing of the member's withdrawal from participation in the Plan.

          (c)  Automatic Re-enrollment on Lower Price Enrollment Date:  In the
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event that the fair market value of the Company's Common Stock is lower on any
Enrollment Date (the "Lower Price Enrollment Date") than it was on the
                      ---------------------------
Enrollment Date on which a member last enrolled in the Plan, such member shall be deemed to have re-enrolled in the Plan on such Lower Price Enrollment Date for the next succeeding Offering Period. A member may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement declaring such election with the Company prior to such Lower Price Enrollment Date.

          (d)  Enrollment after Termination of Participation in Company Plan.
               -------------------------------------------------------------
Except as otherwise determined by the Plan Committee, if (i) an individual becomes eligible to enroll in the Plan due to employment by a Participating Subsidiary following termination of employment by the Company or a subsidiary of the Company designated for participation in the Company Plan and (ii) the individual enrolls in the Plan before the end of the "Offering Period" (as defined in the Company Plan) in which the individual was enrolled under the Company Plan before the change in employment, then the individual's initial Enrollment Date for purposes of Section 8 of the Plan shall be deemed to be the "Enrollment Date" for such "Offering Period" under the Company Plan.

     6.   MEMBER'S CONTRIBUTIONS.  Each member shall make contributions by
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payroll deduction of any whole percentage up to 15% of the member's monthly gross pay, as designated by the member.  "Monthly gross pay" shall include total
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salary and wages before any tax reduction plan decreases and shall exclude overtime pay, moving allowances, participation in clinical studies, bonus payments (including PACE awards), income arising from stock options, imputed income due to fringe benefits and similar items. Contributions shall be credited to a member's account in the currency in which the member's monthly gross pay is paid. Contributions shall not be made other than in accordance with this Section 6.

          At any time, a member may elect in writing to decrease the member's rate of contribution. An election to decrease the rate of contribution or to stop contributing

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totally will take effect on the soonest practicable payroll date following receipt by the Company of the written election. Any election by a member to decrease his or her payroll deductions to 0% shall be deemed to be an election to withdraw from the Plan effective immediately following the purchase of Shares on the next Purchase Date. Such member's participation in the Offering Period shall continue until the next Purchase Date; thereafter, the member may enroll on any subsequent Enrollment Date for a new Offering Period.

          At any time, but no more frequently than once in any consecutive six-month period, a member may elect in writing to increase the member's rate of contribution to up to 15%. A written election to increase the rate of contribution received by the Company from a member will become effective on the soonest practicable payroll date following the Company's receipt of such election and will not constitute a new enrollment.

          Notwithstanding any other provision of the Plan, no member may receive a right to acquire Shares under the Plan (and all employee stock purchase plans of the Company and its subsidiaries that are qualified or intended to be qualified under Section 423 or any successor provision of the Internal Revenue Code) that accrues at a rate in excess of U.S. $25,000 of fair market value of such Shares for any calendar year (determined as of the Enrollment Date).

          Employee contributions may be commingled with other Participating Subsidiary funds or Company funds free of any obligation of the Participating Subsidiary or the Company to pay interest on such funds but shall be credited to each member as soon as practicable after each withholding.

     7.   PURCHASE RIGHT.
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          (a)  Grant of Purchase Rights. Enrollment by a member in the Plan on
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an Enrollment Date will constitute the grant by the Company to the member of rights to purchase Shares under the Plan. Upon enrollment, unless otherwise determined by the Plan Committee, a member will become eligible for the grant of purchase rights for the number of Shares equal to U.S. $75,000 divided by the fair market value of a Share determined at the grant date of such purchase right. Any member whose purchase rights expire and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted new purchase rights on the Enrollment Date immediately following the Purchase Date on which the member's then-current purchase rights expire. Any member who is deemed to have re-enrolled on a Lower Price Enrollment Date will be granted new purchase rights for the number of Shares equal to U.S. $75,000 divided by the fair market value of a Share on the Lower Price Enrollment Date.

          (b)  Terms and Conditions of Purchase Rights.  Except as otherwise
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determined by the Plan Committee, each purchase right granted under the Plan shall have the following terms:

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               (i)   Whether or not Shares have been purchased thereunder, the
purchase right will expire on the earliest to occur of (A) the completion of the purchase of Shares on the last Purchase Date occurring within 24 months of the Enrollment Date on which such purchase right was granted, or such shorter period as may be established by the Board of Directors from time to time prior to an Enrollment Date for all purchase rights to be granted on such Enrollment Date, or (B) the date on which participation of such member in the Plan terminates for any reason.

               (ii) Payment for Shares purchased under the purchase rights will be made through payroll deduction in accordance with Section 6. Upon disposition of Shares acquired by exercise of a purchase right, the member shall pay, or make provision adequate to the Company and the Participating Subsidiary for payment of, all tax (and similar) withholdings that the Company or the Participating Subsidiary determines, in its discretion, are required due to the disposition, including any such withholding that the Company or the Participating Subsidiary determines, in its discretion, is necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the disposition. A member shall make such similar provisions for payment that the Company or the Participating Subsidiary determines, in its discretion, are required due to the exercise of a purchase right, including such provisions as are necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the exercise.

               (iii) Purchase of Shares upon exercise of the purchase rights will be accomplished in installments in accordance with Section 8.

               (iv) The purchase price per Share under the purchase rights will be determined as provided in Section 8.

               (v) The purchase rights will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Committee from time to time.

     8.   ISSUANCE OF SHARES.  On each January 31 and July 31 (or if either such
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date is not a trading date, on the last trading date immediately prior to such date) during an Offering Period (each a "Purchase Date"), so long as the Plan
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shall remain in effect, the Company shall apply the funds then credited to each member's account, after conversion into U.S. Dollars, to the purchase of whole Shares. The Company shall convert the funds credited to members' accounts to U.S. Dollars on the business day immediately preceding each Purchase Date, using for such purpose the conversion rate to buy U.S. Dollars on the prior day (i.e., two business days before the Purchase Date) as quoted in the Wall Street Journal
                                                             -------------------
on the date of conversion. The cost or charge to each member's account shall be 85% of the fair market value of one share of ALZA Common Stock on the applicable Enrollment Date or on the Purchase Date, whichever is lower, as determined in good faith by the Plan Committee, multiplied by the number of Shares purchased.

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          After the purchase of Shares on a Purchase Date, any funds credited to a member equaling less than the sum required to purchase a whole Share shall be held for purchases on the next succeeding Purchase Date. Upon the effective date of a member's written election to withdraw from participation in the Plan for the then-current Offering Period, any funds then credited to the member shall, for purposes of this Section 8, cease to be credited to such member and shall be refunded to the member. The Company shall, promptly after each Purchase Date so long as the Plan is in effect, issue to the member entitled thereto the Shares purchased by the member under the Plan. No member shall have rights as a stockholder of the Company until such Shares are issued.

     9.   TERMINATION OF MEMBERSHIP.  A member's participation in the Plan shall
          -------------------------
terminate, and no Shares may thereafter be purchased by such member under the Plan, (a) when the member ceases to be employed by the Company and any of its subsidiaries for any reason whatsoever, (b) when the member dies, (c) when the member enrolls in the Company Plan, or (d) 90 days after the member ceases to receive any compensation from the Company and any of its subsidiaries unless, in the case of (d) above, (i) such cessation is due to a leave of absence in accordance with policies of the Company or approved by the person or persons appointed by the Company to administer the Plan and (ii) the member's right to reemployment is guaranteed by statute or contract.

     10.  WITHDRAWAL OF FUNDS.  A member may withdraw all or part of the funds
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contributed by such member to the Plan at any time prior to the use of the funds for the purchase of Shares. A member may make only one withdrawal of funds per calendar quarter. The member may not, after any withdrawal, return any such funds to the Participating Subsidiary or the Company and require the Company to apply the funds to the purchase of Shares.

     11.  BENEFICIARY.  Each member may designate in writing one or more
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beneficiaries and may, in such member's sole discretion, change such designation from time to time. Any such designation shall be effective only after receipt by the Company and shall be controlling over any disposition by will or otherwise.

          Upon the death of a member, amounts remaining credited to the member shall be paid in cash to the beneficiary or beneficiaries designated by the member or, in the absence of such designation, to the executor, administrator or other legal representative of the member's estate. Such payment shall relieve the Company of further liability under the Plan on account of the member. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the member gave contrary instructions in such designation.

     12.  MODIFICATION; TERMINATION.  The Company expects to continue the Plan
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until such time as all of the Shares reserved for purchase under the Plan have been purchased. However, the Company reserves the right to amend, alter or terminate this Plan at any time. No amendment shall be effective unless, within one year after it is

                                       6
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adopted by the Company's Board of Directors, it is approved by the holders of a majority of the voting power of the Company's outstanding shares, if such amendment would:

          (i) increase the number of Shares reserved for purchase under the Plan;

          (ii)  materially increase the benefits to members; or

          (iii) materially modify the requirements for participation.

          The Board of Directors may elect to terminate any or all outstanding enrollments at any time. In the event the Plan is terminated, the Board may also elect either to terminate enrollments upon completion of the purchase of Shares on the next Purchase Date, or to permit enrollments to expire in accordance with their terms (and participation to continue through such expiration dates). If the enrollments are terminated prior to expiration, any funds contributed to the Plan that have not been used to purchase Shares shall be returned to the members as soon as administratively feasible.

          If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of Shares due to over-enrollment shall be refunded to members as soon as administratively feasible.

     13.  ASSIGNABILITY OF RIGHTS; CREATION OF LIENS.  No rights of any member
          ------------------------------------------
under the Plan shall be assignable by the member, by operation of law or otherwise, and no person may create a lien on any funds, securities or any other property, except to the extent that there has been a designation of a beneficiary or beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if such beneficiary is not designated. Prior to the purchase of any Shares under the Plan, each member shall be required to sign a statement to the foregoing effect. A member's right to purchase Shares under the Plan shall be exercisable only during the member's lifetime and only by the member.

     14.  PARTICIPATION IN OTHER PLANS.  Except as otherwise specifically
          ----------------------------
provided in the Plan, nothing in the Plan shall affect an employee's right to participate in and receive benefits under the then-current provisions of any pension, insurance or other employee benefit plan or program of the Company or any subsidiary.

     15.  REPORTS.  The Company shall make available to members copies of all
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communications with holders of Common Stock, including annual and interim reports. In connection with the issuance of Shares under the Plan, the Company shall provide each member with a summary of such member's total contributions during the preceding Offering Period; and the number of Shares purchased, purchase price and the balance of funds, if any, in the member's account.

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     16.  EQUAL RIGHTS AND PRIVILEGES.  It is intended that all eligible
          ---------------------------
employees shall have substantially equivalent rights and privileges with respect to the Plan; notwithstanding any other provision of the Plan, however, the Plan Committee may make such changes in the terms of eligibility and participation from Participating Subsidiary to Participating Subsidiary that it determines, in its discretion, to be necessary or desirable to reflect or comply with local laws or conditions.

     17.  APPLICABLE LAW.  The interpretation, performance and enforcement of
          --------------
the Plan shall be governed by the laws of the State of California.

     18.  EFFECTIVE DATE; TRANSITION PROVISIONS.  The Plan is effective as of
          -------------------------------------
February 10, 1998, provided, however, that the first Enrollment Date will occur on August 3, 1998.

     19.  APPROVAL.  The Plan was approved by the Board of Directors on February
          --------
10, 1998.

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                                 Schedule A
                                 ----------

                         Companies Participating in
                  Supplemental Employee Stock Purchase Plan


ALZA International, Inc.
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